Exhibit 99.1

Viveve® Announces Election of Jon Plexico to Board of Directors

SUNNYVALE, California – March 18, 2016 – Viveve Medical, Inc. (“Viveve”) (OTC QB: VIVMF), a medical technology company focused on women’s health, today announced that Jon Plexico has joined the company’s board of directors.

“We are very pleased to have Jon as a director on the Viveve board.” said Patricia Scheller, chief executive officer and director of Viveve. “As a professional portfolio manager, investment banker and healthcare executive, and as a large institutional Viveve shareholder, he is ideally positioned to provide many valuable financial and business perspectives. He is also a strong supporter of the company’s business and commercialization strategy, and recognizes the tremendous growth opportunities that lie ahead for the company.”

Mr. Plexico is currently a managing member of Stonepine Capital Management, LLC. Previously, Mr. Plexico was managing director at Merriman Curhan Ford & Co., where he ran the healthcare corporate finance division focusing on private investments in public equity (PIPEs), secondary offerings, and mergers and acquisitions. Prior to that, Mr. Plexico was co-founding partner of Venture Ready Partners, a life science advisor providing capital raising services to private biotechnology companies. Mr. Plexico served as director of business development at Chemdex Corporation, an electronic life-science commerce company that completed an initial public offering during his tenure. He began his career at Quidel Corporation, where he became national sales manager for the autoimmune division. Mr. Plexico is a graduate of Colgate University.

“Stonepine Capital is a strong supporter of Viveve, its technology, and demonstrated advances in improving women’s sexual health,” said Plexico. “We believe Viveve is well positioned to achieve excellent growth in 2016 and beyond, and I’m excited to work with the entire board and management team to realize its potential.”

About Viveve

Viveve, Inc., the operating subsidiary of Viveve Medical, Inc., is a women's health company passionately committed to advancing new solutions to improve women's overall well-being and quality of life. The company's lead product, the globally patented Viveve System, is a non-surgical, non-ablative medical device that remodels collagen and restores tissue with only one treatment session. The Viveve System treats the condition of vaginal laxity, which is the result of the over-stretching of tissue during childbirth that can result in a decrease in physical sensation and sexual satisfaction. Physician surveys indicate that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence or stretch marks. The Viveve Treatment uses patented, reverse-thermal gradient radiofrequency technology to tighten vaginal tissue in one 30-minute out-patient treatment in a physician's office. The Viveve System has received regulatory approval in Europe, Canada and Hong Kong and is available through physician import license in Japan. It is currently not available for sale in the U.S. For more information, please visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

Contact:

Amato and Partners, LLC
Investor Relations Counsel
90 Park Avenue. 17th Floor
New York, NY 10016
212.430.0360
admin@amatoandpartners.com